Exhibit 99(c)(12)

CONFIDENTIAL   9 JULY 2008

DISCUSSION MATERIALS

Disclaimer

The information herein has been prepared by Lazard based upon information supplied by Tower Group, Inc. (the Company) and CastlePoint Holdings, Ltd. (CastlePoint) or publicly available information and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company and CastlePoint with respect to the anticipated future performance of the Company and CastlePoint. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, CastlePoint or any other entity, or concerning solvency or fair value of the Company, CastlePoint or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company and CastlePoint to the future financial performance of the Company or CastlePoint. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee of the Board of Directors of Tower Group, Inc. (the Special Committee), and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice.

IRS Circular 230 Disclosure: This memorandum was not intended or written to be used and it cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax law.

CONFIDENTIAL

Table of Contents

I	CAPITAL RAISE SCENARIO AND TRANSACTION FINANCING ALTERNATIVES	1

II	MARKET UPDATE SINCE 5/22 INITIAL INDICATION	7

III	PRO FORMA FINANCIAL ANALYSIS	15

IV	SELECTED STRUCTURAL CONSIDERATIONS	23

Appendix		23
A	Additional Pro Forma Financial Analyses	27
B	Selected Comparable Public Company Trading Analysis	33
C	Convertible Preferred	36
D	Selected CastlePoint Information	41

I                               Capital Raise Scenario and Transaction Financing Alternatives

I   CAPITAL RAISE SCENARIO AND TRANSACTION FINANCING ALTERNATIVES

Tower Capital Raising Assumptions

•             Capital Raise Assumptions:

•             New shares of common stock are issued beginning in 2008 in order to reduce cessions to CastlePoint; $172 million in aggregate through 2012

•             New common stock is issued at a various P/E sensitivities

•             Underwriting fee and legal/other expenses of 6%

•             Financial leverage consistent with combined TWGP/CPHL model

•             Ceded premiums for brokerage business consistent with combined TWGP/CPHL model

•             Senior debt is issued beginning in 2009; $128 million in aggregate through 2012

•             Approximate interest rate of 8% (interest rate inclusive of fees)

•             Target BCAR ratio between 190 and 205 (consistent with combined TWGP/CPHL model)

•             Scenario Assumptions:

•             Brokerage premium volumes consistent with “A-2” Case

•             Program business no longer written by Tower on behalf of CastlePoint

•             Gross expense and loss ratios are consistent with “A-2” Case

•             Annual dividend assumption consistent with “A-2” Case ($0.20 per share)

•             Third-party cessions consistent with “TWGP/CPHL” case

I   CAPITAL RAISE SCENARIO AND TRANSACTION FINANCING ALTERNATIVES

Tower Standalone Capital Raise and P/E Sensitivity Analysis
($in millions, except per share amounts)

•             Management has developed an illustrative case that achieves brokerage premium volumes consistent with the “A-2” management plans, while raising capital in order to retain additional business presently ceded to CastlePoint. Capital raised is consistent with management’s combined TWGP/CPHL model debt-to-total capital ratio. Brokerage cessions are also consistent with management forecasts

•             Management is uncertain whether they would receive 100% equity credit from rating agencies for debt raised at the holding company level and contributed to downstream statutory entities

•             Analysis does not explicitly consider potential near-term M&A opportunities that may be pursued with additional capital flexibility

•             Management does not endorse this approach to raising capital in a standalone context (e.g., leverage ratios, cessions)

	2008E		2009E		2010E		2011E		2012E
Net Income	$68.5		$82.7		$108.5		$129.5		$158.7
Forward Share Price	25.04		28.51		35.86		42.29		50.37
Earnings per Share	2.78		3.17		3.98		4.70		5.60
Forward Multiple	9.0	x	9.0	x	9.0	x	9.0	x	9.0	x

Equity Raised	$35.1		$42.0		$40.5		$14.0		$40.0

Unadjusted Diluted Shares (mm)	23.2		24.6		26.1		27.2		27.6
Shares Issued (mm)	1.4		1.5		1.1		0.3		0.8
Adjusted Diluted Shares (mm)	24.6		26.1		27.2		27.6		28.4

		Earnings per Share
		2008E	2009E	2010E	2011E	2012E
Forward Multiple
6.3	x	$2.71	$3.01	$3.71	$4.35	$5.12
8.0		2.76	3.12	3.90	4.60	5.45
9.0		2.78	3.17	3.98	4.70	5.60
10.0		2.80	3.21	4.05	4.78	5.71

Source: Management forecasts.

I   CAPITAL RAISE SCENARIO AND TRANSACTION FINANCING ALTERNATIVES

Scenario Assumptions – Cash Financing Alternatives

2009E pre-tax transaction adjustments at illustrative $12.32 purchase price (29% premium to current)

CONSISTENT ACROSS ALL SCENARIOS

•             Transaction close: December 2008

•             Consideration: Cash (~ $120mm) and Tower common stock issued for balance of consideration

•             Assumes gain on sale of CastlePoint stock (~ $6mm) is taxed at 35% rate

•             Purchase accounting adjustments:

•             Limited estimated intangibles: ~ $8mm (amortized over 10 years)

•             Loss from TRM accounting change from brokerage to insurance company: ~ $6mm (first 12 months)

•             Loss of equity income in CastlePoint: ~ $6mm

•             Estimated transaction costs: $20mm

•             Loss of Bermuda tax benefit: ~ $30mm (assumes ~ 35% tax rate)

•             Increased earnings from shift towards higher margin business mix (e.g., reduced reinsurance business and increased primary business): ~ $3mm

•             Expense synergies: ~ $6mm

•             Adjustments tax effected at Tower effective tax rate (~ 35%)

•             Adjustments tax effected at Tower effective tax rate (~ 35%)

•             Assumes Tower standalone dividend per share maintained following close ($0.20)

CPHL CASH	CPHL CASH NO BRIDGE	$75MM TERM DEBT & $70MM CPHL CASH	$75MM CONVERTIBLE PREF. & $70MM CPHL CASH

•                  Bridge loan: Commitment fee (on $145mm) and draw fee (on $145mm)

•                  Assumes bridge is repaid 6 months following close

•                  Loss of income from impact of external reinsurance: ~ $9mm

•                  Foregone interest income on CPHL cash: 5.5% ($8mm)

• No bridge loan • No debt financing • Cash: $145mm • Loss of income from impact of external reinsurance: ~ $9mm • Foregone interest income on CPHL cash: 5.5% ($8mm)

•                  Bridge loan: Commitment fee (on $145mm); draw fee (on $70mm) (assumes private placement of term loan executed pre-closing)

•                  Term loan: $75mm

•                  Placement fee: 100bps

•                  Interest rate: 7.8%

•                  Cash: $70mm

•                  Assumes bridge is repaid 6 months following close

•                  Loss of income from impact of external reinsurance: ~ $6mm

•                  Foregone interest income on CPHL cash: 5.5% ($4mm)

•                  Bridge loan: Commitment fee (on $70mm); draw fee (on $70mm)

•                  Issued as merger consideration

•                  Convertible preferred: $75mm

•                  3-year maturity

•                  30% premium to TWGP price

•                  Interest rate: 8.2%

•                  Cash: $70mm

•                  Assumes bridge is repaid 6 months following close

•                  Loss of income from impact of external reinsurance: ~ $6mm

•                  Foregone interest income on CPHL cash: 5.5% ($4mm)

•                  Not currently supported by management

I   CAPITAL RAISE SCENARIO AND TRANSACTION FINANCING ALTERNATIVES

Indicative Bridge Loan Terms

FACILITY

• $145mm Bridge Loan

TENOR

• Commitment Letter Expiration: Seven months from acceptance • Bridge Loan: Six months from close of the bridge facility

CONDITIONS PRECEDENT TO CLOSE

•             “Typical” for a transaction of this nature including but not limited to:

•                  Minimum A.M. Best Financial Strength rating at close: A-

•                  KeyBanc confirming no conditions other than merger agreement to close

COLLATERAL

• Unsecured; Collateral will be delivered in the event that the Company’s A.M. Best Financial Strength falls below “A-”

COVENANTS

• Debt / Capitalization: <35.0% • Fixed Charge Coverage Ratio • Minimum Net Worth

UNUSED FEE FOR COMMITMENT LETTER

• 25 bps on the amount of the Commitment Letter, beginning upon acceptance and due quarterly in arrears until the Bridge Facility is closed

STRUCTURING/ ADVISORY FEES

• Upon acceptance of the Commitment Letter: 100 bps in the Commitment Letter • Upon funding of the Bridge Facility: 200 bps in the Bridge Facility drawn amount

PRICING FOR BRIDGE FACILITY

• LIBOR plus margin(a) • At close: 350 bps • After 3 months: 450-500 bps

Source: KeyBanc.

(a)       Assumes a LIBOR floor (level TBD).

I   CAPITAL RAISE SCENARIO AND TRANSACTION FINANCING ALTERNATIVES

Comprehensive Scenario Comparison – ‘09/’10 EPS Impact ($)

				5/22 Initial Offer (Hi) at Ex. Ratio:
	Implied Tower:			Fixed	Variable	Price Paid per CastlePoint Share
	Share Price	P/B (a)		$9.98	$12.32	$11.00	$11.50	$12.00	$12.50	$13.00	$13.50
2009E EPS
Tower Standalone Base Case (“A-2”)				$3.44	$3.44	$3.44	$3.44	$3.44	$3.44	$3.44	$3.44
$145 CPHL Cash & Bridge				4.65	3.10	3.77	3.37	3.15	3.07	3.00	2.93
$145 CPHL Cash & No Bridge				4.80	3.24	3.91	3.51	3.29	3.21	3.13	3.06
$75 Term Debt, $70 CPHL Cash & Bridge				4.73	3.17	3.85	3.45	3.23	3.14	3.07	3.00
$75 Preferred, $70 CPHL Cash & Bridge				4.71	3.24	3.88	3.50	3.29	3.21	3.14	3.07
Capital Raise at Forward P/E:
6.3x	$18.94	1.21	x	3.01	3.01	3.01	3.01	3.01	3.01	3.01	3.01
8.0	24.96	1.60		3.12	3.12	3.12	3.12	3.12	3.12	3.12	3.12
9.0	28.51	1.82		3.17	3.17	3.17	3.17	3.17	3.17	3.17	3.17
10.0	32.06	2.05		3.21	3.21	3.21	3.21	3.21	3.21	3.21	3.21

2010E EPS
Tower Standalone Base Case (“A-2”)				$4.07	$4.07	$4.07	$4.07	$4.07	$4.07	$4.07	$4.07
$145 CPHL Cash & Bridge				4.40	3.87	4.15	4.04	3.94	3.84	3.75	3.66
$145 CPHL Cash & No Bridge				4.40	3.87	4.15	4.04	3.94	3.84	3.75	3.66
$75 Term Debt, $70 CPHL Cash & Bridge				4.41	3.87	4.16	4.04	3.94	3.84	3.75	3.66
$75 Preferred, $70 CPHL Cash & Bridge				4.38	3.89	4.15	4.04	3.94	3.85	3.77	3.68
Capital Raise at Forward P/E:
6.3x	$23.39	1.50x		3.71	3.71	3.71	3.71	3.71	3.71	3.71	3.71
8.0	31.23	2.00		3.90	3.90	3.90	3.90	3.90	3.90	3.90	3.90
9.0	35.86	2.29		3.98	3.98	3.98	3.98	3.98	3.98	3.98	3.98
10.0	40.50	2.59		4.05	4.05	4.05	4.05	4.05	4.05	4.05	4.05

Source: FactSet (7/7/08) and management forecasts.

(a)     Based on Tower book value per share of $15.63 as of 12/31/08.

I   CAPITAL RAISE SCENARIO AND TRANSACTION FINANCING ALTERNATIVES

Comprehensive Scenario Comparison – ‘09/’10 EPS Acc./(Dil.) (%)

5/22 Initial Offer (Hi) at Ex. Ratio:
Implied Tower:	Fixed	Variable	Price Paid per CastlePoint Share
Share Price	P/B (a)	$9.98	$12.32	$11.00	$11.50	$12.00	$12.50	$13.00	$13.50
2009E EPS ACC./ (DIL.)
Tower Standalone Base Case (“A-2”)	$3.44	$3.44	$3.44	$3.44	$3.44	$3.44	$3.44	$3.44
$145 CPHL Cash & Bridge	35%	(10)%	9%	(2)%	(8)%	(11)%	(13)%	(15)%
$145 CPHL Cash & No Bridge	39%	(6)%	14%	2%	(4)%	(7)%	(9)%	(11)%
$75 Term Debt, $70 CPHL Cash & Bridge	37%	(8)%	12%	0%	(6)%	(9)%	(11)%	(13)%
$75 Preferred, $70 CPHL Cash & Bridge	37%	(6)%	13%	2%	(5)%	(7)%	(9)%	(11)%
Capital Raise at Forward P/E:
6.3	x	$18.94	1.21	x	(13)%	(13)%	(13)%	(13)%	(13)%	(13)%	(13)%	(13)%
8.0	24.96	1.60	(9)%	(9)%	(9)%	(9)%	(9)%	(9)%	(9)%	(9)%
9.0	28.51	1.82	(8)%	(8)%	(8)%	(8)%	(8)%	(8)%	(8)%	(8)%
10.0	32.06	2.05	(7)%	(7)%	(7)%	(7)%	(7)%	(7)%	(7)%	(7)%

2010E EPS ACC./ (DIL.)
Tower Standalone Base Case (“A-2”)	$4.07	$4.07	$4.07	$4.07	$4.07	$4.07	$4.07	$4.07
$145 CPHL Cash & Bridge	8%	(5)%	2%	(1)%	(3)%	(6)%	(8)%	(10)%
$145 CPHL Cash & No Bridge	8%	(5)%	2%	(1)%	(3)%	(6)%	(8)%	(10)%
$75 Term Debt, $70 CPHL Cash & Bridge	8%	(5)%	2%	(1)%	(3)%	(6)%	(8)%	(10)%
$75 Preferred, $70 CPHL Cash & Bridge	8%	(5)%	2%	(1)%	(3)%	(5)%	(7)%	(10)%
Capital Raise at Forward P/E:
6.3	x	$23.39	1.50	x	(9)%	(9)%	(9)%	(9)%	(9)%	(9)%	(9)%	(9)%
8.0	31.23	2.00	(4)%	(4)%	(4)%	(4)%	(4)%	(4)%	(4)%	(4)%
9.0	35.86	2.29	(2)%	(2)%	(2)%	(2)%	(2)%	(2)%	(2)%	(2)%
10.0	40.50	2.59	(0)%	(0)%	(0)%	(0)%	(0)%	(0)%	(0)%	(0)%

Source: FactSet (7/7/08) and management forecasts.

(a) Based on Tower book value per share of $15.63 as of 12/31/08.

II         Market Update Since 5/22 Initial Indication

II   MARKET UPDATE SINCE 5/22 INITIAL INDICATION

Comparative Stock Price Performance – Tower vs. CastlePoint

Source: FactSet (7/7/08) and Bloomberg.

(a)       Volume weighted average price.

II   MARKET UPDATE SINCE 5/22 INITIAL INDICATION

Recent Trading Performance

	Current	Since Initial
	Price	Indication
	7/7/08	5/22/08
Tower	$20.31	(25.6)%
CastlePoint	9.55	(10.8)%
Selected Specialty:
Markel	$356.20	(11.5)%
Navigators	51.94	3.4%
Philadelphia	32.84	(11.7)%
RLI	47.20	(6.1)%
W.R. Berkley	23.80	(12.7)%

Mean		(7.7)%
Median		(11.5)%

Selected Bermuda:
Aspen	$23.00	(10.5)%
Endurance	30.08	(12.2)%
Odyssey Re	36.31	(3.9)%
PartnerRe	67.07	(9.2)%
Platinum Underwriters	31.87	(12.0)%

Mean		(9.6)%
Median		(10.5)%

Memo:
S&P 500	1,252	(10.2)%

Source: FactSet (7/7/08).

II   MARKET UPDATE SINCE 5/22 INITIAL INDICATION

Historical Valuation: NTM Price/Earnings

Source: FactSet (7/7/08).

(a)    Includes Aspen, Endurance, PartnerRe, Odyssey Re and Platinum Underwriters.

(b)    Includes Markel, Navigators, Philadelphia Consolidated, RLI and W.R. Berkley.

(c)    Includes ACE, Arch, EverstRe, Max Re and Argo Group.

II   MARKET UPDATE SINCE 5/22 INITIAL INDICATION

Historical Valuation: Price/Reported Book Value

Source: FactSet (7/7/08).

(a)    Includes Aspen, Endurance, PartnerRe, Odyssey Re and Platinum Underwriters.

(b)    Includes Markel, Navigators, Philadelphia Consolidated, RLI and W.R. Berkley.

(c)    Includes ACE, Arch, EverstRe, Max Re and Argo Group.

II   MARKET UPDATE SINCE 5/22 INITIAL INDICATION

Implied Value of Tower Offer at 0.4513 & 0.4317 Exchange Ratio

Source: FactSet (7/7/08).

Note: Based on original offer consideration.

(a)                     Assumes cash component of $3.17 per CastlePoint share and the remainder as stock consideration.

(b)                    Assumes cash component of $3.19 per CastlePoint share and the remainder as stock consideration.

II   MARKET UPDATE SINCE 5/22 INITIAL INDICATION

Historical Exchange Ratio – CastlePoint/Tower

Source: FactSet (7/7/08).

(a)    Volume weighted average price.

II   MARKET UPDATE SINCE 5/22 INITIAL INDICATION

CastlePoint Financial Advisor Response to 5/22 Initial Indication

PURCHASE PRICE

• Seeking $14.50 per CastlePoint share

CONSIDERATION

•             Up to 50% of consideration in cash and the remainder in Tower common stock

•                  Based upon, in part, an extrapolation of management analysis of incremental reinsurance utilization

•             “Flexible” with respect to amount of cash in transaction

OTHER FEEDBACK

• “Purchase price more important relative to mix of consideration” • “Will consider pro forma trading value of Tower stock received in evaluating an offer”

ADDITIONAL INFORMATION

• Response reflected Tower share price of $25.84 • Implied fixed exchange ratio 0.5611 at $14.50 asking price

II   MARKET UPDATE SINCE 5/22 INITIAL INDICATION

CastlePoint Share Price/Volume Analysis

(shares in millions)

4/1/07 – 6/30/07 (FIRST QUARTER POST-IPO)

7/1/07 – 3/31/08

Source: FactSet (7/7/08).

III                       Pro Forma Financial Analysis

III   PRO FORMA FINANCIAL ANALYSIS

Transaction Sources and Uses
($ in millions, except per share amounts)
Transaction reflects accessing $145mm of CastlePoint’s cash via a bridge pre-closing

		5/22 Initial Offer
	Tower	Current	Fixed	Price Paid per CastlePoint Share
	Statistic	$9.98	$12.32	$11.00	$11.50	$12.00	$12.50	$13.00	$13.50
Implied Premium to Current Share Price ($9.55)		5%	29%	15%	20%	26%	31%	36%	41%

Sources:
Tower Equity Issued		$235.3	$324.6	$274.2	$293.3	$312.4	$331.5	$350.6	$369.7
Debt/Preferred		0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
CastlePoint Cash (Bridge)		145.0	145.0	145.0	145.0	145.0	145.0	145.0	145.0
Tower Ownership in CastlePoint		25.5	31.5	28.1	29.4	30.7	31.9	33.2	34.5
Total Sources		$405.8	$501.1	$447.3	$467.7	$488.1	$508.4	$528.8	$549.2

Uses:
Equity Purchase Price		$382.1	$475.3	$422.7	$442.6	$462.6	$482.5	$502.4	$522.4
Transaction Costs		20.0	20.0	20.0	20.0	20.0	20.0	20.0	20.0
Tax on Gain from Sale of Tower
Ownership in CastlePoint		3.7	5.8	4.6	5.0	5.5	5.9	6.4	6.8
Total Uses		$405.8	$501.1	$447.3	$467.7	$488.1	$508.4	$528.8	$549.2

Leverage:
Debt + Hybrids/Capital	22%	28%	25%	27%	26%	26%	25%	25%	24%
Moody’s Debt/Tangible Capital (a)	18%	22%	21%	21%	21%	21%	21%	21%	21%
Debt + Hybrids/Tangible Capital	24%	30%	27%	28%	28%	27%	27%	27%	27%

Consideration Mix (b):
Stock		66%	73%	69%	71%	72%	74%	75%	76%
Cash		34%	27%	31%	29%	28%	26%	25%	24%

Note: Assumes Tower share price of $20.31 and CastlePoint share price of $9.55.

(a)                     Assumes 25% equity credit for trust preferreds, in accordance with Moody’s rating methodology.

(b)                    Excludes CastlePoint shares held by Tower.

III   PRO FORMA FINANCIAL ANALYSIS

Pro Forma 2009E EPS Accretion/(Dilution)

Transaction reflects accessing $145mm of CastlePoint’s cash via a bridge pre-closing

5/22 Initial Offer
Current	Fixed	Price Paid per CastlePoint Share
$9.98	$12.32	$11.00	$11.50	$12.00	$12.50	$13.00	$13.50
Implied Premium	5%	29%	15%	20%	26%	31%	36%	41%
2009E EPS Accretion/(Dilution) - %
Volume Weighted Average Price
Current Price	$20.31	35%	(10)%	9%	(2)%	(8)%	(11)%	(13)%	(15)%
30	23.77	42%	(4)%	16%	4%	(3)%	(5)%	(7)%	(9)%
45	24.15	43%	(4)%	16%	4%	(2)%	(4)%	(7)%	(9)%
60	24.74	44%	(3)%	17%	5%	(1)%	(4)%	(6)%	(8)%
90	24.91	44%	(3)%	17%	5%	(1)%	(3)%	(5)%	(7)%
6/19/08	25.84	45%	(1)%	19%	7%	0%	(2)%	(4)%	(6)%
5/22/08	27.29	48%	1%	21%	9%	2%	(0)%	(2)%	(4)%

2009E EPS Accretion/(Dilution) - $
Volume Weighted Average Price
Current Price	$20.31	$1.21	$(0.34)	$0.33	$(0.07)	$(0.29)	$(0.37)	$(0.44)	$(0.51)
30	23.77	1.44	(0.15)	0.54	0.13	(0.10)	(0.17)	(0.25)	(0.32)
45	24.15	1.47	(0.13)	0.56	0.15	(0.08)	(0.15)	(0.23)	(0.30)
60	24.74	1.50	(0.10)	0.59	0.18	(0.05)	(0.13)	(0.20)	(0.27)
90	24.91	1.51	(0.09)	0.60	0.19	(0.04)	(0.12)	(0.19)	(0.26)
6/19/08	25.84	1.56	(0.05)	0.65	0.23	0.00	(0.07)	(0.14)	(0.21)
5/22/08	27.29	1.64	0.02	0.72	0.30	0.07	(0.01)	(0.08)	(0.15)

Implied Aggregate Exchange Ratio
Volume Weighted Average Price
Current Price	$20.31	0.4914	x	0.6066	x	0.5416	x	0.5662	x	0.5908	x	0.6155	x	0.6401	x	0.6647	x
30	23.77	0.4199	0.5184	0.4628	0.4839	0.5049	0.5260	0.5470	0.5680
45	24.15	0.4132	0.5101	0.4555	0.4762	0.4969	0.5176	0.5383	0.5590
60	24.74	0.4034	0.4979	0.4446	0.4648	0.4850	0.5052	0.5254	0.5456
90	24.91	0.4007	0.4946	0.4416	0.4617	0.4818	0.5018	0.5219	0.5420
6/19/08	25.84	0.3862	0.4768	0.4257	0.4450	0.4644	0.4837	0.5031	0.5224
5/22/08	27.29	0.3657	0.4514	0.4031	0.4214	0.4397	0.4580	0.4764	0.4947

III   PRO FORMA FINANCIAL ANALYSIS

Pro Forma 2010E EPS Accretion/(Dilution)

Transaction reflects accessing $145mm of CastlePoint’s cash via a bridge pre-closing

5/22 Initial Offer
Current	Fixed	Price Paid per CastlePoint Share
$9.98	$12.32	$11.00	$11.50	$12.00	$12.50	$13.00	$13.50
Implied Premium	5%	29%	15%	20%	26%	31%	36%	41%
2010E EPS Accretion/(Dilution) - %
Volume Weighted Average Price
Current Price	$20.31	8%	(5)%	2%	(1)%	(3)%	(6)%	(8)%	(10)%
30	23.77	14%	1%	8%	5%	3%	0%	(2)%	(4)%
45	24.15	14%	2%	8%	6%	3%	1%	(1)%	(3)%
60	24.74	15%	3%	9%	7%	4%	2%	(0)%	(3)%
90	24.91	15%	3%	9%	7%	4%	2%	(0)%	(2)%
6/19/08	25.84	17%	4%	11%	8%	6%	3%	1%	(1)%
5/22/08	27.29	18%	6%	13%	10%	8%	5%	3%	1%

2010E EPS Accretion/(Dilution) - $
Volume Weighted Average Price
Current Price	$20.31	$0.33	$(0.20)	$0.08	$(0.03)	$(0.13)	$(0.23)	$(0.32)	$(0.41)
30	23.77	0.56	0.05	0.32	0.21	0.11	0.01	(0.08)	(0.17)
45	24.15	0.58	0.07	0.34	0.23	0.13	0.04	(0.05)	(0.14)
60	24.74	0.61	0.11	0.38	0.27	0.17	0.07	(0.02)	(0.10)
90	24.91	0.62	0.12	0.39	0.28	0.18	0.08	(0.01)	(0.09)
6/19/08	25.84	0.67	0.17	0.44	0.33	0.23	0.14	0.05	(0.04)
5/22/08	27.29	0.74	0.25	0.51	0.41	0.31	0.22	0.13	0.05

Implied Aggregate Exchange Ratio
Volume Weighted Average Price
Current Price	$20.31	0.4914	x	0.6066	x	0.5416	x	0.5662	x	0.5908	x	0.6155	x	0.6401	x	0.6647	x
30	23.77	0.4199	0.5184	0.4628	0.4839	0.5049	0.5260	0.5470	0.5680
45	24.15	0.4132	0.5101	0.4555	0.4762	0.4969	0.5176	0.5383	0.5590
60	24.74	0.4034	0.4979	0.4446	0.4648	0.4850	0.5052	0.5254	0.5456
90	24.91	0.4007	0.4946	0.4416	0.4617	0.4818	0.5018	0.5219	0.5420
6/19/08	25.84	0.3862	0.4768	0.4257	0.4450	0.4644	0.4837	0.5031	0.5224
5/22/08	27.29	0.3657	0.4514	0.4031	0.4214	0.4397	0.4580	0.4764	0.4947

III   PRO FORMA FINANCIAL ANALYSIS

Regression Analysis – Price/Book vs. 2009E ROE

	5/22 Initial Offer
	Current		Fixed		Price Paid per CastlePoint Share
	$9.98		$12.32		$11.00		$11.50		$12.00		$12.50		$13.00		$13.50
Implied Premium to Current Share Price ($9.55)	5%		29%		15%		20%		26%		31%		36%		41%

Pro Forma 2009E ROAE	24.0%		16.4%		19.8%		17.8%		16.7%		16.3%		15.9%		15.5%
Implied Price/Book	2.05	x	1.34	x	1.62	x	1.45	x	1.36	x	1.33	x	1.30	x	1.27	x
Implied Pro Forma Share Price	$35.27		$23.55		$28.11		$25.30		$23.86		$23.38		$22.94		$22.53
Implied 2009E P/E	7.6	x	7.6	x	7.5	x	7.5	x	7.6	x	7.6	x	7.6	x	7.7	x
Implied 2010E P/E	8.0		6.1		6.8		6.3		6.1		6.1		6.1		6.2

Source: FactSet (7/7/08) and SNL.

(a)                     IBES median consensus.

III   PRO FORMA FINANCIAL ANALYSIS

Illustrative Pro Forma Impact (12/08 Close)

($ in millions, except per share amounts)

Transaction reflects accessing $145mm of CastlePoint’s cash via a bridge pre-closing

		5/22 Initial Offer
	Tower	Current	Fixed	Price Paid per CastlePoint Share
	Statistic	$9.98	$12.32	$11.00	$11.50	$12.00	$12.50	$13.00	$13.50
Implied Premium to Current Share Price ($9.55)		5%	29%	15%	20%	26%	31%	36%	41%

Pro Forma Financial Data:
2010E EPS	$4.07	$4.40	$3.87	$4.15	$4.04	$3.94	$3.84	$3.75	$3.66
Book Value per Share (12/31/08):
Reported	$15.63	$17.19	$17.54	$17.35	$17.42	$17.50	$17.56	$17.63	$17.69
Tangible (a)	13.89	15.93	15.91	16.09	16.16	16.17	15.77	15.38	15.01
2010E ROAE	19%	19%	17%	18%	18%	18%	17%	17%	17%

Implied Pro Forma Share Price at 2010E P/E Multiple of:
4.8x		$21.14	$18.59	$19.94	$19.40	$18.90	$18.42	$17.98	$17.55
5.4		23.88	21.00	22.52	21.91	21.34	20.81	20.31	19.83
7.1		31.27	27.50	29.49	28.69	27.95	27.25	26.59	25.96
8.1		35.67	31.37	33.65	32.74	31.89	31.09	30.34	29.62
12/08 Tower Standalone Share Price
at 5.4x 2010E Earnings	$4.07	$22.07	$22.07	$22.07	$22.07	$22.07	$22.07	$22.07	$22.07
% Change from Current	20.31	9%	9%	9%	9%	9%	9%	9%	9%
Share Price Difference – Standalone vs. Pro Forma at 2010E P/E Multiple of:
4.8x		(4)%	(16)%	(10)%	(12)%	(14)%	(17)%	(19)%	(20)%
5.4		8%	(5)%	2%	(1)%	(3)%	(6)%	(8)%	(10)%
7.1		42%	25%	34%	30%	27%	24%	21%	18%
8.1		62%	42%	52%	48%	45%	41%	37%	34%
Total Share Price Difference – Current vs. Pro Forma at 2010E P/E Multiple of:
4.8x		4%	(8)%	(2)%	(4)%	(7)%	(9)%	(11)%	(14)%
5.4		18%	3%	11%	8%	5%	2%	(0)%	(2)%
7.1		54%	35%	45%	41%	38%	34%	31%	28%
8.1		76%	54%	66%	61%	57%	53%	49%	46%

Note: Assumes Tower share price of $20.31 and CastlePoint share price of $9.55.

(a)                     Excludes purchase accounting related goodwill and intangibles.

III   PRO FORMA FINANCIAL ANALYSIS

“Has/Gets” Analysis – CastlePoint Shareholder Perspective at Closing

($ in millions, except per share amounts)

Transaction reflects accessing $145mm of CastlePoint’s cash via a bridge pre-closing

5/22 Initial Offer
CastlePoint	Current	Fixed	Price Paid per CastlePoint Share
Statistic	$9.98	$12.32	$11.00	$11.50	$12.00	$12.50	$13.00	$13.50
Implied Premium to Current Share Price	$9.55	5%	29%	15%	20%	26%	31%	36%	41%

Pro Forma 2010E EPS	$4.40	$3.87	$4.15	$4.04	$3.94	$3.84	$3.75	$3.66
Implied Exchange Ratio (Ex ~ $120mm Cash)	0.3242	x	0.4436	x	0.3763	x	0.4019	x	0.4273	x	0.4528	x	0.4783	x	0.5037	x
Pro Forma 2010E EPS per CastlePoint Share	$1.43	$1.72	$1.56	$1.62	$1.68	$1.74	$1.79	$1.84

Implied Stock Consideration per CastlePoint Share at 2010E P/E Multiple of:
4.8x	$6.85	$8.25	$7.50	$7.80	$8.07	$8.34	$8.60	$8.84
5.4	7.74	9.32	8.48	8.81	9.12	9.42	9.71	9.99
7.1	10.14	12.20	11.10	11.53	11.94	12.34	12.72	13.08
8.1	11.57	13.92	12.66	13.16	13.63	14.08	14.51	14.92
Plus: Cash Consideration per CastlePoint Share	$3.40	$3.31	$3.36	$3.34	$3.32	$3.30	$3.29	$3.27
Implied Total Consideration per CastlePoint Share at 2010E P/E Multiple of:
4.8x	$10.25	$11.56	$10.86	$11.13	$11.40	$11.65	$11.88	$12.11
5.4	11.14	12.63	11.83	12.14	12.44	12.73	13.00	13.26
7.1	13.53	15.51	14.46	14.87	15.26	15.64	16.00	16.35
8.1	14.96	17.23	16.02	16.49	16.95	17.38	17.80	18.19
12/08 CastlePoint Standalone Share Price at 0.87x Book Value (12/31/08)	$12.32	$10.73	$10.73	$10.73	$10.73	$10.73	$10.73	$10.73	$10.73
% Change from Current	9.55	12%	12%	12%	12%	12%	12%	12%	12%
Share Price Difference – Standalone vs. Pro Forma at 2010E P/E Multiple of:
4.8x	(5)%	8%	1%	4%	6%	9%	11%	13%
5.4	4%	18%	10%	13%	16%	19%	21%	24%
7.1	26%	45%	35%	39%	42%	46%	49%	52%
8.1	39%	61%	49%	54%	58%	62%	66%	69%
Total Share Price Difference – Current vs. Pro Forma at 2010E P/E Multiple of:
4.8x	7%	21%	14%	17%	19%	22%	24%	27%
5.4	17%	32%	24%	27%	30%	33%	36%	39%
7.1	42%	62%	51%	56%	60%	64%	68%	71%
8.1	57%	80%	68%	73%	77%	82%	86%	90%

Note: Assumes Tower share price of $20.31 and CastlePoint share price of $9.55.

III   PRO FORMA FINANCIAL ANALYSIS

Exchange Ratio Analysis

	Tower	Illustrative Exchange Ratio
	Statistic	0.4513x	0.4750x	0.5000x	0.5250x	0.5500x	0.5611x	0.5750x	0.6000x
		Accretion/(Dilution) - $
EPS
2009E	$3.44	$1.94	$1.50	$1.05	$0.61	$0.19	$0.01	$(0.21)	$(0.32)
2010E	4.07	0.53	0.41	0.29	0.16	0.05	(0.01)	(0.07)	(0.17)
BVPS 12/31/08
Reported	$15.63	$1.42	$1.51	$1.59	$1.67	$1.75	$1.78	$1.82	$1.89
Tangible (a)	13.89	1.91	1.99	2.07	2.15	2.22	2.25	2.29	2.13
ROE
2010E	19%	(1)%	(1)%	(1)%	(1)%	(1)%	(1)%	(1)%	(2)%

		Accretion/(Dilution) - $
EPS
2009E	$3.44	56%	44%	31%	18%	5%	0%	(6)%	(9)%
2010E	4.07	13%	10%	7%	4%	1%	(0)%	(2)%	(4)%
BVPS 12/31/08
Reported	$15.63	9%	10%	10%	11%	11%	11%	12%	12%
Tangible (a)	13.89	14%	14%	15%	15%	16%	16%	17%	15%
ROE
2010E	19%	(3)%	(4)%	(5)%	(6)%	(7)%	(7)%	(8)%	(10)%

		Implied Value per CastlePoint Share
Volume Weighted Average Price
Current Price	$20.31	$9.17	$9.65	$10.16	$10.66	$11.17	$11.40	$11.68	$12.19
30	23.77	10.73	11.29	11.88	12.48	13.07	13.34	13.67	14.26
45	24.15	10.90	11.47	12.08	12.68	13.28	13.55	13.89	14.49
60	24.74	11.17	11.75	12.37	12.99	13.61	13.88	14.23	14.85
90	24.91	11.24	11.83	12.45	13.08	13.70	13.98	14.32	14.95
6/19/08	25.84	11.66	12.27	12.92	13.57	14.21	14.50	14.86	15.50
5/22/08	27.29	12.32	12.96	13.65	14.33	15.01	15.31	15.69	16.37

Source: FactSet (7/7/08).

(a)    Excludes purchase accounting related goodwill and intangibles.

III   PRO FORMA FINANCIAL ANALYSIS

Analysis at Various Prices

($ in millions, except per share amounts)

Transaction reflects accessing $145mm of CastlePoint’s cash via a bridge pre-closing

			5/22 Initial Offer
	CastlePoint		Current		Fixed		Price Paid per CastlePoint Share
	Statistic		$9.98		$12.32		$11.00		$11.50		$12.00		$12.50		$13.00		$13.50
Implied Premium to Current Share Price	$9.55		5%		29%		15%		20%		26%		31%		36%		41%

Implied Aggregate Equity Value			$382		$475		$423		$443		$463		$483		$502		$522
Price as a Multiple of:
Earnings per Share:
2008E	$1.80	(a)	5.6	x	6.9	x	6.1	x	6.4	x	6.7	x	7.0	x	7.2	x	7.5	x
2009E	2.37	(a)	4.2		5.2		4.6		4.8		5.1		5.3		5.5		5.7
2010E	2.69	(a)	3.7		4.6		4.1		4.3		4.5		4.6		4.8		5.0
Book Value per Share (3/31/08):
Reported	$10.96		0.91	x	1.12	x	1.00	x	1.05	x	1.09	x	1.14	x	1.19	x	1.23	x
Diluted			0.91		1.13		1.01		1.05		1.10		1.15		1.20		1.24
Book Value per Share (12/31/08):
Reported	$12.32		0.81	x	1.00	x	0.89	x	0.93	x	0.97	x	1.01	x	1.05	x	1.10	x
Diluted			0.81		1.01		0.90		0.94		0.98		1.02		1.06		1.11

Pro Forma Tower Ownership:
All Stock			57%		52%		55%		53%		52%		51%		50%		50%
Including Cash			67%		59%		63%		62%		60%		59%		58%		56%

Acquisition Premia:
Current Share Price	$9.55		5%		29%		15%		20%		26%		31%		36%		41%
30 Day VWAP	9.52		5%		29%		15%		21%		26%		31%		36%		42%
45 Day VWAP	9.73		3%		27%		13%		18%		23%		28%		34%		39%
52-Week High	15.00		(33)%		(18)%		(27)%		(23)%		(20)%		(17)%		(13)%		(10)%
52-Week Low	9.09		10%		36%		21%		27%		32%		38%		43%		49%

Implied Aggregate Exchange Ratio			0.4914	x	0.6066	x	0.5416	x	0.5662	x	0.5908	x	0.6155	x	0.6401	x	0.6647	x

Premium/(Disc.) to Historical VWAP:
30 Day	0.4008	x	23%		51%		35%		41%		47%		54%		60%		66%
45 Day	0.4031		22%		50%		34%		40%		47%		53%		59%		65%
60 Day	0.3972		24%		53%		36%		43%		49%		55%		61%		67%
90 Day	0.3938		25%		54%		38%		44%		50%		56%		63%		69%

Note: Assumes Tower share price of $20.31 and CastlePoint share price of $9.55.

(a)    Based on management projections.

IV                      Selected Structural Considerations

IV   SELECTED STRUCTURAL CONSIDERATIONS

Summary of Structural Considerations

•                  Transactions involving stock consideration generally use either a fixed value or a fixed ratio in determining the consideration to be paid to target shareholders

•                  Fixed value: number of acquiror shares varies to deliver a fixed value to the target at closing

•                  Fixed ratio: exchange ratio of acquiror shares to target shares is fixed

•                  In a cash and stock transaction, there are two general mechanisms for allocating consideration among target shareholders

•                  Cash election: target shareholders individually elect to receive cash or stock (or a combination thereof), subject to proration as necessary to maintain aggregate consideration mix

•                  Pro rata: target shareholders receive a pre-determined allocation of cash and stock

IV SELECTED STRUCTURAL CONSIDERATIONS

Comparison of Exchange Mechanisms

•                             Fixed value exchange mechanisms often have price caps/floors to create a “collar” across an acquiror share price range

•                             “Walkaways” typically resisted by acquirors given the introduction of uncertainty and potential for market manipulation, especially for stocks with limited volume

	FIXED RATIO	FIXED VALUE
MECHANISM	• Exchange ratio of acquiror shares to target shares is fixed	• Number of acquiror shares varies to deliver a fixed value to the target at closing

BENEFITS TO ACQUIROR	• Fixed number of shares being issued provides set share dilution unless walk-away or other rights are included	• Acquiror keeps upside in its own stock unless a walk-away or price cap is included

DISADVANTAGES TO ACQUIROR	• Acquiror gives up upside in its own stock unless walk-away or other rights are included	• Potential for unlimited share dilution to acquiror if acquiror stock declines unless a walk-away or floor price is included

BENEFITS TO TARGET	• Potential upside if acquiror stock rises prior to closing unless walk-away or other rights are included	• Full downside-protection with guaranteed value at closing unless a walk-away or floor price is included

DISADVANTAGES TO TARGET	• Possibility of downside if acquiror stock declines prior to closing unless walk-away or other rights are included	• No upside in acquiror stock unless a walk- away or cap price is included; potentially diluted stake in combined firm

IV SELECTED STRUCTURAL CONSIDERATIONS

Precedent Transactions
($ in millions)

	Announce Date	Acquiror	Target	Equity Value	% Cash	Exchange Mechanism		Collar
CASH ELECTION
	3/9/04	Sovereign Bancorp	Waypoint Financial	$982	29%	Fixed		No
	5/1/07	Susquehanna Bancshares	Cmnty Banks	815	10	Fixed	(a)	No
	8/22/02	Banknorth Group	American Financial Holdings	746	50	Fixed	(a)	No
	12/22/03	Provident Finl Svcs	First Sentinel Bancorp	644	38	Fixed		No
	7/16/04	PNC Finl Svcs	Riggs Natl	627	43	Floating		Yes
	4/28/04	Associated Banc	First Federal Capital	612	10	Fixed	(a)	No
	7/19/07	PNC Finl Svcs	Sterling Financial	561	40	Fixed	(a)	No
	7/19/07	M&T Bank	Partners Trust Financial Group	543	50	Floating	(a)	No
	6/17/02	Marshall & Ilsley	Mississippi Valley Bancshares	505	52	Floating		Yes
	3/13/03	Mercantile Bankshares	F&M Bancorp	502	25	Floating	(b)	No

			Mean		35%
			Median		39
PRO RATA
	1/26/04	Sovereign Bancorp	Seacoast Finl Svcs	$935	28%	Floating		Yes
	11/9/05	Marshall & Ilsley	Gold Banc	752	15	Floating		Yes
	7/27/07	KeyCorp	U.S.B. Holding Co.	568	34	Fixed		No

			Mean		26%
			Median		28

Source: SDC and company filings.

Note: Includes selected financial services transactions between of $500 million to $1.0 billion since 2002 with combination of cash and stock consideration.

(a)       Subject to pro ration.

(b)       Subject to pro ration. Transaction subject to termination at a specific exchange ratio floor.

IV SELECTED STRUCTURAL CONSIDERATIONS

Exchange Mechanism Illustration

Assumptions

Initial Indication (High)	$12.32

Current Tower Share Price (7/7/08)	$20.31

Consideration Mix at Initial Value:
Stock	74%
Cash	26%

Illustrative Tower Share Price at Closing

	Fixed Ratio						Fixed Value
	7/7/08		Midpoint		5/22/08		7/7/08		Midpoint		5/22/08
	$20.31		$23.80		$27.29		$20.31		$23.80		$27.29
Gross Stock Exchange Ratio (100% Stock)	0.4913	x	0.4684	x	0.4513	x	0.6066	x	0.5176	x	0.4514	x
Stock Exchange Ratio (Including Cash)	0.3351	x	0.3351	x	0.3351	x	0.4504	x	0.3844	x	0.3351	x
Value of Tower Shares at Closing	$6.81		$7.98		$9.14		$9.15		$9.15		$9.14
Value of Cash at Closing	3.17		3.17		3.17		3.17		3.17		3.17
Value of Total Consideration at Closing	$9.98		$11.15		$12.32		$12.32		$12.32		$12.32
Tower Shares Issued at Closing vs. Current Share Price

Appendix

A   Additional Pro Forma Financial Analyses

A ADDITIONAL PRO FORMA FINANCIAL ANALYSES

Pro Forma Income Statement
($ in millions, except per share amounts)

Illustrative $12.32 purchase price (29% premium to current share price). Transaction reflects accessing $145mm of CastlePoint’s cash via a bridge pre-closing

	2009E	2010E
Standalone Net Income:
Tower	$80.0	$94.6
CastlePoint	91.6	103.8
Subtotal	$171.6	$198.4

Adjustments:
Pre-Closing CastlePoint Net Income	—	—
Cost Savings	$3.6	$4.7
Interest Expense	(2.9)	—
Amortization of Identifiable Intangibles	(0.5)	(0.5)
Amortization of Debt Issuance Fee	—	—
Amortization of Bridge Loan Fees	(2.4)	—
Loss of Equity Income from CastlePoint	(3.9)	(4.9)
Foregone Interest Income on Cash	(5.2)	(5.2)
Shift in Business Mix	2.1	6.6
Change in TRM Accounting	(4.1)	(0.9)
Impact of External Reinsurance Ceded	(5.4)	(11.3)
CastlePoint Tax Adjustment	(30.5)	(34.1)
Subtotal	$(49.2)	$(45.5)

Pro Forma Net Income	$122.4	$152.8

WA Diluted Shares (mm):
Pro Forma	39.5	39.5
Tower Standalone	23.2	23.2

Earnings per Share:
Pro Forma	$3.10	$3.87
Tower Standalone	3.44	4.07

Accretion/(Dilution):
$	$(0.34)	$(0.20)
%	(9.9)%	(4.8)%

Source: FactSet (7/7/08), company filings and management forecasts.

Note: Assumes Tower share price of $20.31 and CastlePoint share price of $9.55.

Note: Standalone data based on management projections.

A ADDITIONAL PRO FORMA FINANCIAL ANALYSES

Pro Forma 2009E BVPS Accretion/(Dilution)

Transaction reflects accessing $145mm of CastlePoint’s cash via a bridge pre-closing

		5/22 Initial Offer
		Current	Fixed	Price Paid per CastlePoint Share
		$9.98	$12.32	$11.00	$11.50	$12.00	$12.50	$13.00	$13.50
Volume Weighted Average Price
Implied Premium		5%	29%	15%	20%	26%	31%	36%	41%

	2009E BVPS Accretion (Dilution) - %
Current Price	$20.31	15%	8%	11%	9%	8%	8%	8%	8%
30	23.77	21%	15%	17%	16%	15%	15%	16%	16%
45	24.15	21%	16%	18%	16%	16%	16%	16%	17%
60	24.74	22%	17%	19%	17%	17%	17%	17%	18%
90	24.91	22%	17%	19%	18%	17%	17%	18%	18%
6/19/08	25.84	24%	19%	20%	19%	19%	19%	19%	20%
5/22/08	27.29	25%	21%	23%	21%	21%	21%	22%	22%

	2009E BVPS Accretion/(Dilution) - $
Volume Weighted Average Price
Current Price	$20.31	$2.76	$1.58	$2.06	$1.74	$1.59	$1.58	$1.57	$1.57
30	23.77	3.87	2.89	3.25	2.97	2.86	2.90	2.94	2.98
45	24.15	3.98	3.02	3.37	3.09	2.99	3.03	3.08	3.12
60	24.74	4.15	3.21	3.55	3.27	3.18	3.23	3.28	3.33
90	24.91	4.19	3.27	3.60	3.32	3.23	3.29	3.34	3.39
6/19/08	25.84	4.44	3.56	3.86	3.60	3.52	3.59	3.65	3.71
5/22/08	27.29	4.79	3.99	4.25	4.00	3.94	4.02	4.10	4.18

Source: Management forecasts.

A ADDITIONAL PRO FORMA FINANCIAL ANALYSES

Pro Forma 2010E BVPS Accretion/(Dilution)

Transaction reflects accessing $145mm of CastlePoint’s cash via a bridge pre-closing

		5/22 Initial Offer
		Current	Fixed	Price Paid per CastlePoint Share
		$9.98	$12.32	$11.00	$11.50	$12.00	$12.50	$13.00	$13.50
Implied Premium		5%	29%	15%	20%	26%	31%	36%	41%

	2010E BVPS Accretion/(Dilution) - %
Volume Weighted Average Price
Current Price	$20.31	14%	6%	9%	8%	6%	6%	6%	5%
30	23.77	19%	13%	16%	14%	13%	13%	13%	12%
45	24.15	20%	14%	16%	15%	14%	14%	13%	13%
60	24.74	21%	15%	17%	16%	15%	15%	14%	14%
90	24.91	21%	15%	18%	16%	15%	15%	15%	15%
6/19/08	25.84	22%	17%	19%	17%	17%	16%	16%	16%
5/22/08	27.29	24%	19%	21%	19%	19%	19%	19%	19%

	2010E BVPS Accretion/(Dilution) - $
Volume Weighted Average Price
Current Price	$20.31	$3.09	$1.41	$2.15	$1.72	$1.47	$1.37	$1.27	$1.18
30	23.77	4.42	2.96	3.58	3.19	2.99	2.94	2.89	2.84
45	24.15	4.55	3.11	3.72	3.34	3.14	3.10	3.05	3.01
60	24.74	4.75	3.34	3.93	3.56	3.37	3.33	3.29	3.26
90	24.91	4.81	3.41	3.99	3.62	3.43	3.40	3.36	3.33
6/19/08	25.84	5.10	3.76	4.31	3.95	3.77	3.75	3.73	3.71
5/22/08	27.29	5.53	4.27	4.78	4.43	4.27	4.27	4.27	4.26

Source: Management forecasts.

A ADDITIONAL PRO FORMA FINANCIAL ANALYSES

CastlePoint Book Value Analysis – Adjusted for Potential Reserve Increase
($ in millions, except per share amounts)

Book value adjusted for $10mm of loss reserve deficiency as of 12/31/08

	Price Paid per CastlePoint Share
	$9.98	$12.32	$11.00	$11.50	$12.00	$12.50	$13.00	$13.50
Implied Premium to Current Share Price ($9.55)	5%	29%	15%	20%	26%	31%	36%	41%

Reported (12/31/08):
Book Value	$471.8	$471.8	$471.8	$471.8	$471.8	$471.8	$471.8	$471.8

Book Value per Share:
Basic	$12.32	$12.32	$12.32	$12.32	$12.32	$12.32	$12.32	$12.32
Diluted	12.32	12.23	12.28	12.26	12.24	12.22	12.21	12.19

Adjusted (12/31/08):
Book Value per Share:
Basic	$12.06	$12.06	$12.06	$12.06	$12.06	$12.06	$12.06	$12.06
Diluted	12.06	11.97	12.02	12.00	11.98	11.96	11.95	11.94

Source: FactSet (7/7/08) and management forecasts.

A ADDITIONAL PRO FORMA FINANCIAL ANALYSES

Illustrative Pro Forma Impact (12/08 Close)
($ in millions, except per share amounts)

Transaction reflects accessing $145mm of CastlePoint’s cash via a bridge pre-closing

		5/22 Initial Offer
	Tower	Current	Fixed	Price Paid per CastlePoint Share
	Statistic	$9.98	$12.32	$11.00	$11.50	$12.00	$12.50	$13.00	$13.50
Implied Premium to Current Share Price ($9.55)		5%	29%	15%	20%	26%	31%	36%	41%

Pro Forma Financial Data:
2009E EPS	$3.44	$4.65	$3.10	$3.77	$3.37	$3.15	$3.07	$3.00	$2.93

Book Value per Share (12/31/08):
Reported	$15.63	$17.19	$17.54	$17.35	$17.42	$17.50	$17.56	$17.63	$17.69
Tangible (a)	13.89	15.93	15.91	16.09	16.16	16.17	15.77	15.38	15.01

2009E ROAE	20%	24%	16%	20%	18%	17%	16%	16%	16%

Implied Pro Forma Share Price at 2009E P/E Multiple of:
5.7x		$26.50	$17.68	$21.49	$19.23	$17.97	$17.52	$17.10	$16.70
6.3		29.40	19.61	23.83	21.33	19.93	19.44	18.96	18.52
8.0		37.20	24.82	30.16	26.99	25.22	24.59	24.00	23.43
9.0		41.85	27.92	33.93	30.36	28.38	27.67	27.00	26.36

12/08 Tower Standalone Share Price at 6.3x 2009E Earnings	$3.44	$21.77	$21.77	$21.77	$21.77	$21.77	$21.77	$21.77	$21.77
% Change from Current	20.31	7%	7%	7%	7%	7%	7%	7%	7%

Share Price Difference – Standalone vs. Pro Forma at 2009E P/E Multiple of:
5.7x		22%	(19)%	(1)%	(12)%	(17)%	(19)%	(21)%	(23)%
6.3		35%	(10)%	9%	(2)%	(8)%	(11)%	(13)%	(15)%
8.0		71%	14%	39%	24%	16%	13%	10%	8%
9.0		92%	28%	56%	39%	30%	27%	24%	21%

Total Share Price Difference – Current vs. Pro Forma at 2009E P/E Multiple of:
5.7x		30%	(13)%	6%	(5)%	(12)%	(14)%	(16)%	(18)%
6.3		45%	(3)%	17%	5%	(2)%	(4)%	(7)%	(9)%
8.0		83%	22%	48%	33%	24%	21%	18%	15%
9.0		106%	37%	67%	49%	40%	36%	33%	30%

Note: Assumes Tower share price of $20.31 and CastlePoint share price of $9.55.

(a)       Excludes purchase accounting related goodwill and intangibles.

A ADDITIONAL PRO FORMA FINANCIAL ANALYSES

“Has/Gets” Analysis – CastlePoint Shareholder Perspective at Closing
($ in millions, except per share amounts)

Transaction reflects accessing $145mm of CastlePoint’s cash via a bridge pre-closing

5/22 Initial Offer
CastlePoint	Current	Fixed	Price Paid per CastlePoint Share
Statistic	$9.98	$12.32	$11.00	$11.50	$12.00	$12.50	$13.00	$13.50
Implied Premium to Current Share Price	$9.55	5%	29%	15%	20%	26%	31%	36%	41%

Pro Forma 2009E EPS	$4.65	$3.10	$3.77	$3.37	$3.15	$3.07	$3.00	$2.93
Implied Exchange Ratio (Ex ~ $120mm Cash)	0.3242	x	0.4436	x	0.3763	x	0.4019	x	0.4273	x	0.4528	x	0.4783	x	0.5037	x
Pro Forma 2009E EPS per CastlePoint Share	$1.51	$1.38	$1.42	$1.36	$1.35	$1.39	$1.43	$1.48

Implied Stock Consideration per CastlePoint Share at 2009E P/E Multiple of:
5.7x	$8.59	$7.84	$8.09	$7.73	$7.68	$7.93	$8.18	$8.41
6.3	9.53	8.70	8.97	8.57	8.52	8.80	9.07	9.33
8.0	12.06	11.01	11.35	10.84	10.78	11.14	11.48	11.80
9.0	13.57	12.39	12.77	12.20	12.13	12.53	12.91	13.28

Plus: Cash Consideration per CastlePoint Share	$3.40	$3.31	$3.36	$3.34	$3.32	$3.30	$3.29	$3.27

Implied Total Consideration per CastlePoint Share at 2009E P/E Multiple of:
5.7x	$11.99	$11.15	$11.44	$11.06	$11.00	$11.24	$11.46	$11.68
6.3	12.93	12.01	12.33	11.91	11.84	12.10	12.36	12.60
8.0	15.46	14.32	14.71	14.18	14.10	14.44	14.76	15.07
9.0	16.96	15.70	16.13	15.54	15.45	15.83	16.20	16.55

12/08 CastlePoint Standalone Share Price at 0.87x Book Value (12/31/08)	$12.32	$10.73	$10.73	$10.73	$10.73	$10.73	$10.73	$10.73	$10.73
% Change from Current	9.55	12%	12%	12%	12%	12%	12%	12%	12%

Share Price Difference – Standalone vs. Pro Forma at 2009E P/E Multiple of:
5.7x	12%	4%	7%	3%	2%	5%	7%	9%
6.3	20%	12%	15%	11%	10%	13%	15%	17%
8.0	44%	33%	37%	32%	31%	35%	38%	40%
9.0	58%	46%	50%	45%	44%	48%	51%	54%

Total Share Price Difference – Current vs. Pro Forma at 2009E P/E Multiple of:
5.7x	26%	17%	20%	16%	15%	18%	20%	22%
6.3	35%	26%	29%	25%	24%	27%	29%	32%
8.0	62%	50%	54%	49%	48%	51%	55%	58%
9.0	78%	64%	69%	63%	62%	66%	70%	73%

Note: Assumes Tower share price of $20.31 and CastlePoint share price of $9.55.

B   SELECTED COMPARABLE PUBLIC COMPANY TRADING ANALYSIS

B SELECTED COMPARABLE PUBLIC COMPANY TRADING ANALYSIS

Comparable Bermuda Public Company Trading Analysis
($ in millions, except per share data)

			Summary Statistics				Selected Comparable Public Companies
	CastlePoint		Mean		Median		Aspen		Endurance		Odyssey Re		PartnerRe		Platinum
Market Data:
Ticker	CPHL						AHL		ENH		ORH		PRE		PTP
Current Share Price	$9.55						$23.00		$30.08		$36.31		$67.07		$31.87
% of 52W High	64%		79%		80%		76%		70%		83%		80%		84%
% of 52W Low	105%		102%		101%		102%		100%		110%		100%		101%
FD Market Capitalization	$368						$2,020		$1,979		$2,424		$3,739		$1,807

Price as a Multiple of:
EPS:
2008E (a)	5.5	x	7.0	x	5.7	x	5.7	x	5.1	x	11.9	x	6.6	x	5.7	x
2009E (a)	4.3		6.9		6.1		5.3		5.1		11.3		6.6		6.1
Book Value (3/31/08):
Reported (b)	0.87	x	0.85	x	0.89	x	0.78	x	0.77	x	0.90	x	0.92	x	0.89	x
Adjusted (c)	0.85		0.88		0.87		0.84		0.79		0.93		0.98		0.87

Selected Ratios:
Long-Term Growth Rate (a)	13.5%		10.6%		12.0%		10.0%		12.0%		13.5%		5.0%		12.5%
‘08 - ‘09 EPS Growth	25.7%		1.0%		0.4%		6.5%		0.4%		5.9%		(0.5)%		(7.2)%
2008E PEG Ratio	0.40	x	0.73	x	0.57	x	0.57	x	0.43	x	0.88	x	1.32	x	0.45	x

2008E ROE (a)	15.2%		13.5%		14.4%		14.4%		15.5%		7.7%		14.1%		16.1%
2009E ROE (a)	16.7		12.4%		13.3%		13.3%		14.6%		7.3%		13.0%		13.9%

Indicated Dividend Yield	2.1%		2.1%		2.6%		2.6%		3.3%		0.7%		2.7%		1.0%

Debt/Total Capital	24.2%		14.2%		15.3%		9.1%		16.1%		15.3%		18.4%		12.4%
2007 GPW/BV	0.80	x	0.98	x	0.89	x	0.89	x	0.86	x	1.25	x	1.12	x	0.76	x
2007 NPW/BV	0.80		0.90		0.76		0.76		0.76		1.16		1.10		0.70
2007 GAAP Combined Ratio	93.9%		84.0%		81.0%		83.0%		79.9%		95.5%		80.4%		81.0%

Ratings (A.M. Best/S&P/Moody’s)	A-/—/—						A/A/A2		A/A/A2		A/A-/A3		A+/AA-/Aa3		A/—/—

Source: FactSet (7/7/08) and company filings.

(a)  IBES median consensus.

(b)  Based on common shareholders’ equity.

(c)  Excludes accumulated other comprehensive income (AOCI).

B SELECTED COMPARABLE PUBLIC COMPANY TRADING ANALYSIS

Comparable Specialty P&C Public Company Trading Analysis

($ in millions, except per share data)

			Summary Statistics				Selected Comparable Public Companies
	Tower		Mean		Median		Markel		Navigators		Philadelphia		RLI		W.R. Berkley
Market Data:
Ticker	TWGP						MKL		NAVG		PHLY		RLI		WRB
Current Share Price	$20.31						$356.20		$51.94		$32.84		$47.20		$23.80
% of 52W High	57%		73%		73%		65%		79%		72%		78%		73%
% of 52W Low	100%		104%		101%		100%		111%		107%		101%		100%
FD Market Capitalization	$478						$3,547		$882		$2,430		$1,039		$4,179

Price as a Multiple of:
EPS:
2008E (a)	6.9	x	9.9	x	9.0	x	13.2	x	9.0	x	9.0	x	11.4	x	6.8	x
2009E (a)	6.0		9.8		9.0		13.7		9.0		8.5		11.2		6.6
Book Value (3/31/08):
Reported (b)	1.51	x	1.33	x	1.35	x	1.35	x	1.29	x	1.50	x	1.37	x	1.16	x
Adjusted (c)	1.43		1.41		1.52		1.53		1.31		1.52		1.52		1.17

Selected Ratios:
Long-Term Growth Rate (a)	22.5%		12.8%		12.5%		12.0%		11.0%		15.5%		13.0%		12.5%
‘08E - ‘09E EPS Growth	15.3%		1.3%		1.2%		(3.5)%		0.9%		5.2%		1.2%		2.9%
2008E PEG Ratio	0.31	x	0.78	x	0.82	x	1.10	x	0.82	x	0.58	x	0.87	x	0.54	x

2008E ROE (a)	20.3%		13.8%		13.7%		10.1%		13.7%		15.9%		11.7%		17.6%
2009E ROE (a)	19.2		12.2%		12.0%		8.7%		12.0%		14.5%		11.2%		14.8%

Indicated Dividend Yield	1.0%		1.4%		1.4%		—%		—%		—%		1.9%		0.8%

Debt/Total Capital	24.3%		15.8%		15.5%		20.7%		15.5%		—%		14.6%		28.1%
2007 NPW/PHS	1.0	x	1.0	x	1.1	x	1.1	x	0.8	x	1.2	x	0.7	x	1.2	x
2007 GAAP Combined Ratio	83.7%		82.0%		87.5%		88.0%		87.5%		74.8%		71.4%		88.1%
2007 Statutory Loss Ratio	42.8%		38.4%		38.1%		35.6%		47.3%		38.1%		23.3%		47.9%

Ratings (A.M. Best/S&P/Moody’s)	A-/—/—						A/BBB-/A3		A/A/A3		A+/—/A1		A+/A+/A2		A+/A+/A2

Source: FactSet (7/7/08) and company filings.

(a)  IBES median consensus.

(b)  Based on common shareholders’ equity.

(c)  Excludes accumulated other comprehensive income (AOCI).

B SELECTED COMPARABLE PUBLIC COMPANY TRADING ANALYSIS

Insurance Universe: Valuation Snapshot
($ in millions, except per share data)

	% of 52-Week		Market	P/E									ROE		Dividend
Company	High	Low	Cap.	NTM (a)		2008E (a)		2009E (a)		LTGR (a)	P/B		2008E (a)	2009E (a)	Yield
Selected Specialty:
Markel	65.3%	100.0%	$3,547	13.5	x	13.2	x	13.7	x	12.0%	1.35	x	10.1%	8.7%	NA
Navigators	78.9	110.7	882	9.0		9.0		9.0		11.0	1.29		13.7	12.0	NA
Philadelphia	71.8	107.3	2,430	8.7		9.0		8.5		15.5	1.50		15.9	14.5	NA
RLI	77.6	100.6	1,039	11.3		11.4		11.2		13.0	1.37		11.7	11.2	1.9%
Tower	57.2	100.0	478	6.3		6.9		6.0		22.5	1.51		20.3	19.2	1.0
W.R. Berkley	73.4	100.0	4,179	6.7		6.8		6.6		12.5	1.16		17.6	14.8	0.8

Mean (b)	73.4%	103.7%		9.8	x	9.9	x	9.8	x	12.8%	1.33	x	13.8%	12.2%	1.4%
Median (b)	73.4	100.6		9.0		9.0		9.0		12.5	1.35		13.7	12.0	1.4

Selected Bermuda:
Aspen	75.8%	101.6%	$2,020	5.5	x	5.7	x	5.3	x	10.0%	0.78	x	14.4%	13.3%	2.6%
CastlePoint	63.7	105.1	368	4.7		5.5		4.3		13.5	0.87		15.2	16.7	2.1
Endurance	69.6	100.0	1,979	5.1		5.2		5.1		12.0	0.77		15.5	14.6	3.3
Odyssey	83.0	110.2	2,424	11.5		11.9		11.3		13.5	0.90		7.7	7.3	0.7
Partner Re	80.3	100.0	3,739	6.6		6.6		6.6		5.0	0.92		14.1	13.0	2.7
Platinum	84.2	100.6	1,807	5.9		5.7		6.1		12.5	0.89		16.1	13.9	1.0

Mean (b)	78.6%	102.5%		6.9	x	7.0	x	6.9	x	10.6%	0.85	x	13.5%	12.4%	2.1%
Median (b)	80.3	100.6		5.9		5.7		6.1		12.0	0.89		14.4	13.3	2.6

Primary:
ACE	85.3%	100.6%	$17,981	6.9	x	6.9	x	6.9	x	13.0%	1.11	x	14.9%	13.7%	2.0%
Arch	84.7	100.2	4,163	6.2		6.2		6.2		5.0	1.14		18.2	15.7	NA
EverestRe	67.3	100.0	4,753	6.2		6.2		6.1		10.0	0.84		13.0	12.2	2.5
Max Re	71.4	101.1	1,218	6.2		7.8		5.4		12.0	0.85		10.2	13.9	1.7
Argo Group	72.8	103.6	1,060	7.4		8.0		7.0		12.0	0.74		9.5	9.4	NA

Mean	76.3%	101.1%		6.6	x	7.0	x	6.3	x	10.4%	0.94	x	13.2%	13.0%	2.1
Median	72.8	100.6		6.2		6.9		6.2		12.0	0.85		13.0	13.7	2.0

Source: FactSet (7/7/08), SNL and company filings.

(a)  IBES median consensus.

(b)  Summary statistics exclude Tower and CastlePoint.

C   Convertible Preferred

C CONVERTIBLE PREFERRED

Underlying Structure of Mandatory Convertible Units

•                  Mandatory Convertible Units are structured as a Unit of a fixed income instrument and a purchase contract in order to provide issuers with

•                  High equity content rating agency treatment

•                  Favorable EPS treatment via treasury stock method of accounting

•                  Tax deductibility of a significant component of the yield paid

•                  The purchase contract provides a forward sale of a variable number of common shares at an agreed upon price, hedging issuer’s downside risk and providing significant equity credit

•                  The fixed income instrument provides immediate proceeds, tax deductibility, and collateralizes the investor’s obligation under the purchase contract

FIXED INCOME	BENEFITS	CONSIDERATIONS
Senior Note	• Greatest likelihood of remarketing success • Investor preference for seniority	• Debt outstanding for at least 2 years after equity issuance • Debt on balance sheet • Agencies prefer more junior security • Can be issued out of an operating subsidiary to improve tax argument

Trust Preferred Securities	• Incremental rating agency credit • Trust Preferred (subordinated debt) on balance sheet	• Debt outstanding for at least 2 years after equity issuance • Greater remarketing risk

C CONVERTIBLE PREFERRED

Issuer and Investor Perspectives

ADVANTAGES

ISSUER

•                  Conversion to equity is certain

•                  High equity content treatment by rating agencies subject to caps and intention to ultimately reduce debt

•                  Additional proceeds from forward purchase contract in year 3 may be used to redeem other debt

•                  Majority of cost tax deductible

•                  Treasury stock method EPS treatment

•                  ROE friendly until conversion

•                  No voting rights until conversion

•                  Optics of investor willing to mandatorily convert after short period of time

INVESTOR

• Higher payment rate until conversion as compensation for forward purchase contract • Seniority to common stock

CONSIDERATIONS

ISSUER

•                             More complex structure vs. perpetual convertible preferred

•                             Requires remarketing of debt before year 3

•                             Higher payment rate to investor pre-conversion

•                             Consumes hybrid capacity

•                             Marginally higher initial leverage ratios as NPV of forward purchase contract payments deducted from book value at issuance

•                             If seeking maximum equity credit, once converted, requires take out of debt issued to preserve leverage ratios

•                             Variability on EPS dilution based on stock price

•                             Imputed cost of forward contract not tax deductible

INVESTOR

•                             Forced conversion in year 3

•                             Downside risk of common stock

•                             Limited period of enhanced yield

•                             Requires optional deferability of dividends to achieve desired rating agency treatment

•                             No voting rights until conversion

•                             Longer required lock-up period

C CONVERTIBLE PREFERRED

Summary of Mandatory Convertible Trust Preferred Security

SUMMARY DESCRIPTION

Trust preferred security and forward contract to purchase common stock

PRICING

8.20% (3 Year) 30% Conversion Premium

LIKELY RATING AGENCY CLASSIFICATION

Moody’s: Basket D for 3 years assuming intention is to use purchase contract proceeds to reduce debt, otherwise Basket C S&P: Equity

LIKELY U.S. TAX DEDUCTIBILITY

Majority tax-deductible

ABILITY TO GIVE VOTING RIGHTS

No

LIKELY U.S. GAAP EPS TREATMENT

Treasury method

Note: Terms assume that Tower Group is BBB credit rated

C CONVERTIBLE PREFERRED

Profile of Standard Mandatory Convertible Units

PAYOUT STRUCTURE VS COMMON EQUITY ISSUANCE (a)

SHARES ISSUED (a)

BELOW ISSUE PRICE

•    Units mandatorily convert one-for-one into Issuer’s common stock

•    Dilutive impact to EPS no worse than dilutive impact in common stock offering

•    Investor accepts all the downside risk of owning the underlying common stock

BETWEEN ISSUE AND CONVERSION PRICE

•    Conversion ratio equal to Issue Price divided by Common Price at Maturity

•    Issuer receives 100% benefit of price appreciation

•    Dilutive impact on EPS declines as share price increases

•    Investors receive constant dollar value equal to their original investment, with the number of common shares received decreasing with increase in stock price

ABOVE CONVERSION PRICE

•    Units convert into common stock at fixed conversion premium ratio (0.77 in above example)

•    Dilutive impact on EPS held constant, but less than dilutive impact of common stock issuance

•    Investor participates in 77.7% of price appreciation

•    Issuer delivers 23% fewer shares

(a)       Graphical illustration of proposed 3 Year Security 7/7/08.

C CONVERTIBLE PREFERRED

Indicative Tower Group Convertible Security Term Sheet: 3 Year

MANDATORY CONVERTIBLE PREFERRED SECURITY

Issuer:	Tower Group Inc.

Issue Size:	$75,000,000

Principal Amount:	$1,000

Maturity/Settlement:	3 Years. Mandatory conversion into the Company’s common stock after year 3 at then current common stock share price

Description of Security:

Mandatorily Convertible Preferred Units, which are mandatorily convertible securities consisting of a contract to purchase stock at different purchase dates, and an undivided beneficial interest in trust preferred securities

Dividend Rate and Payment Dates:

[8.20%] in aggregate per annum, payable quarterly. The payment rate consists of a payment on each series of the trust preferred securities and a contract payment on the purchase contracts. Trust preferred payments and purchase contract payments are both deferrable under certain circumstances

Dividend Stopper:	Dividends may not be paid on the common stock of the Company unless they are first paid to the preferred stock holders

Reference Price:	Closing Price on Day of Issuance [or 3 day VWAP]

Conversion Premium and Feature:	[30%] premium to reference price. Holders may convert notes into a fixed number of common shares at any time

Purchase Contract Settlement:

The number of common shares to be issued:

Tower stock price above the conversion price: 0.7777 shares

Tower stock price between conversion price and the reference price: 0.7777 to 1 share

Tower stock price at or below the reference price: 1 share

Ranking:	Preferred Stock: Will rank senior only to the Company’s common stock and pari passu with future preferred stock of the Company

Call Protection:	3 Years

Change of Control Redemption:

Upon a change of control, the Company is required to offer to repurchase all or a portion of the holders’ notes for cash at 100% of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, to but not including the date of repurchase

Make-Whole Amount:	Holders who convert their notes in connection with certain events resulting in a change of control may be entitled to a make-whole premium in the form of an increase in the conversion rate

Anti-Dilution Adjustments:	Standard market adjustments including for dividends paid in excess of $[] per share of common stock per quarter

Voting Rights:	No Voting Rights

Use of Proceeds:	General corporate purposes

D   Selected CastlePoint Information

D SELECTED CASTLEPOINT INFORMATION

Summary of Analyst Estimates and Recommendations

RECOMMENDATION SUMMARY

•                  Analyst coverage is limited

•                  No large capital markets banks cover the stock

•                  Median price target at $16.00 per share

PRICE TARGETS & EARNINGS ESTIMATES

		Price	Estimated EPS
Firm Name	Rating	Target	2008E	2009E	Date
Piper Jaffray	Buy	$19.00	$1.75	$2.05	5/8/08
Fox-Pitt Kelton	Outperform	13.00	1.75	2.05	5/7/08
Keefe, Bruyette & Woods	Outperform	16.00	1.80	2.30	5/7/08
KeyBanc	Buy	16.00	1.80	2.20	5/6/08
Friedman, Billings, Ramsey	Outperform	17.00	1.75	2.20	5/6/06

Consensus Statistics
	High	$19.00	$1.80	$2.30
	Mean	16.20	1.77	2.16
	Median	16.00	1.75	2.20
	Low	13.00	1.75	2.05

Buy	100%
Hold	0%
Sell	0%

Current Price:	$9.55
% Difference vs. Median:	(40)%

CONSENSUS RATING TREND

Source: FactSet (7/7/08), Bloomberg and equity research.

D SELECTED CASTLEPOINT INFORMATION

Shareholder Ownership Summary

TOP SHAREHOLDERS

INSIDERS

Rank	Holder Name	Position	% O/S
1	Tower Group, Inc.	3,682,000	9.6%
2	Lee Michael H	956,091	2.5
3	Weiner Joel S	96,493	0.3
4	Doyle Gregory T	48,432	0.1
5	Beitz Joseph P	34,821	0.1
6	Robbie William A	34,293	0.1
7	Smith Robert S	26,293	0.1
8	Van Gorder Jan R	14,529	0.0
9	Brown Roger Alan	7,500	0.0
10	Barrow Richard M	3,000	0.0

	Top 10 Insiders	4,903,452%	12.8%
	Total Insiders	4,903,452%	12.8%

BREAKDOWN OF CURRENT OWNERSHIP

INSTITUTIONS/OTHER

Rank	Holder Name	Position	% O/S
1	Columbia Management Advisors, Inc.	3,464,472	9.0%
2	Leon G. Cooperman	2,500,700	6.5
3	US Trust, Bank of America	2,223,260	5.8
4	Capital World Investors	1,295,000	3.4
5	UBS Global Asset Management	1,121,794	2.9
6	Vanguard Group, Inc.	843,358	2.2
7	Eubel Brady & Suttman Asset Mgmt.	826,007	2.1
8	Lazard Asset Management LLC	762,959	2.0
9	Cumberland Associates LLC	698,474	1.8
10	ADAR Investment Management LLC	630,000	1.6
	Top 10 Institutions	11,865,324	37.4%
	Total Institutions	27,052,557	70.4%

	Retail	6,472,102	16.8%
	Total	38,428,111	100.0%

INSTITUTIONAL INVESTMENT SYTLE

Source: FactSet (7/7/08) and company filings.

D SELECTED CASTLEPOINT INFORMATION

Top 25 Institutional Holders – Acquisition Timing
(shares in thousands)

			Since IPO		7/1/07 – 3/31/08		4/1/07 – 6/30/07
		Current	Net Shares	% of	Net Shares	% of	Net Shares	% of	3/31/07
Rank	Holder	Position	Acquired	Holding	Acquired	Holding	Acquired	Holding	Position
1	Columbia Mgmt Advisors	3,464	3,464	100%	3,092	89%	372	11%	0
2	US Trust, Bank of America	2,223	0	0%	0	0%	0	0%	2,223
3	Capital World Investors	1,295	1,295	100%	1,295	100%	0	0%	0
4	UBS Global Asset Mgmt	1,122	1,122	100%	408	36%	714	64%	0
5	Vanguard Group	843	843	100%	830	98%	14	2%	0
6	Eubel Brady & Suttman	826	826	100%	(477)	—	1,303	158%	0
7	Lazard Asset Mgmt	763	763	100%	733	96%	30	4%	0
8	Cumberland Associates	698	698	100%	(1,000)	—	1,698	243%	0
9	ADAR Investment Mgmt	630	630	100%	630	100%	0	0%	0
10	DePrince, Race & Zollo	627	627	100%	427	68%	200	32%	0
11	Third Avenue Mgmt	622	622	100%	196	32%	426	68%	0
12	Hunter Global Investors LP	537	537	100%	537	100%	0	0%	0
13	JPMorgan Asset Mgmt	517	517	100%	225	44%	292	56%	0
14	King Investment Advisors	514	514	100%	(106)	—	620	121%	0
15	Friedman, Billings & Ramsey	500	482	96%	(0)	—	482	96%	18
16	Wasatch Advisors	489	489	100%	489	100%	0	0%	0
17	Becker Capital Mgmt	475	178	37%	0	0%	178	37%	297
18	Delaware Investment Advisers	456	456	100%	(64)	—	520	114%	0
19	Peninsula Capital Mgmt	455	455	100%	355	78%	100	22%	0
20	JPMorgan Investment Advisors	455	455	100%	88	19%	367	81%	0
21	Wells Capital Mgmt	453	453	100%	188	42%	265	58%	0
22	Lotsoff Capital Mgmt	432	432	100%	378	88%	54	12%	0
23	Roumell Asset Mgmt	418	418	100%	393	94%	25	6%	0
24	Dreman Value Mgmt	415	415	100%	415	100%	0	0%	0
25	RCM Capital Mgmt	400	400	100%	344	86%	57	14%	0
	Total	19,630	17,091		9,376		7,716		2,539

Average CastlePoint Share Price	$12.90	$11.98	$15.64

Source: FactSet (7/7/08).

D SELECTED CASTLEPOINT INFORMATION

CastlePoint Income Statement – Historical/Projected

($ in millions, except per share amounts)

	Historical			Projected					CAGR
	2005	2006	2007	2008E	2009E	2010E	2011E	2012E	‘06 - ‘07	08 - ‘12
Revenues:
Net Premiums Earned	—	$79.0	$248.4	$476.2	$628.2	$666.1	$719.9	$791.8	214.5%	13.6%
Commission Income	—	2.3	7.5	7.6	7.6	7.6	7.6	7.6	219.3%	0.0%
Insurance Services Revenue	—	—	—	6.5	5.5	6.1	6.7	7.3	—	3.2%
Net Investment Income	—	11.2	29.5	44.6	58.2	72.3	86.2	100.1	163.8%	22.4%
Net Realized Gains/(Losses)	—	0.0	(8.2)	—	—	—	—	—	—	—
Total Revenues	—	$92.5	$277.1	$534.8	$699.5	$752.0	$820.4	$906.8	199.5%	14.1%

Expenses:
Loss & Loss Adjustement Expenses	—	$41.0	$131.3	$266.5	$360.0	$389.4	$428.1	$479.2	220.7%	15.8%
Commission & Other Acq. Expenses	—	29.4	91.6	161.9	209.1	218.3	234.2	255.5	211.5%	12.1%
Other Operating Expenses	0.0	12.2	17.9	24.5	26.0	27.1	28.3	29.6	46.9%	4.8%
Interest Expense	—	0.6	9.5	11.1	11.1	11.1	11.1	11.1	—	0.0%
Total Expenses	$0.0	$83.1	$250.2	$464.0	$606.3	$645.9	$701.7	$775.4	201.2%	13.7%

Pre-Tax Income	$(0.0)	$9.5	$26.9	$70.8	$93.2	$106.1	$118.7	$131.4	184.5%	16.7%
Income Tax Expense	—	1.1	5.9	(1.5)	(1.6)	(2.3)	(3.5)	(4.7)	435.9%	32.4%
Net Income	$(0.0)	$10.5	$32.7	$69.3	$91.6	$103.8	$115.2	$126.6	210.5%	16.3%

Earnings per Share:
Diluted Earnings per Common Share	—	$0.47	$0.89	$1.80	$2.37	$2.69	$2.98	$3.28	89.4%	16.3%

WA Common Shares Outstanding:
Diluted	—	22.336	36.635	38.600	38.600	38.600	38.600	38.600	64.0%	0.0%

Source: Company filings and management projections.

D SELECTED CASTLEPOINT INFORMATION

CastlePoint Balance Sheet
($ in millions)

	Historical			Growth
	12/31/06	12/31/07	03/31/08	06 - ‘07
Assets:
Investments	$390.3	$539.9	$602.8	38.3%
Cash & Cash Equivalents	34.8	153.6	193.7	341.7%
Cash & Invested Assets	$425.0	$693.5	$796.6	63.2%
Accrued Investment Income	2.2	4.1	3.8	83.8%
Assumed Premiums Receivable	44.9	125.6	168.6	179.5%
Premiums Receivable - Programs	1.3	9.1	21.2	601.4%
Prepaid Reinsurance Premiums	—	3.5	7.5	—
Goodwill	—	—	—	—
Deferred Acquisition Costs	30.4	73.1	78.4	140.7%
Deferred Income Taxes	1.1	7.1	7.8	547.5%
Deferred Financing Fees	3.1	3.7	3.6	19.1%
Funds Held by Reinsured Companies	0.6	—	—	—
Other Assets	2.8	7.2	10.3	161.7%
Total Assets	$511.3	$926.7	$1,097.8	81.2%

Liabilities:
Loss & Loss Adjustment Expense	$34.2	$121.4	$151.8	255.1%
Unearned Premium	86.2	217.5	239.2	152.4%
Assumed Losses Payable	3.5	8.5	21.3	143.9%
Premiums Payable - Programs	1.1	16.3	37.0	1,416.5%
Accounts Payable & Accrued Expenses	2.9	3.6	3.1	25.2%
Payable for Securities	—	—	86.4	—
Other Liabilities	0.7	3.6	5.1	395.9%
Subordinated Debentures	103.1	134.0	134.0	30.0%
Total Liabilities	$231.6	$504.9	$677.9	118.0%

Shareholders’ Equity:
Common Shares	$0.3	$0.4	$0.4	29.4%
Additional Paid-in-Capital	269.5	385.1	385.5	42.9%
Accumulated Other Comprehensive Income	1.7	(1.1)	(12.1)	(163.4)%
Retained Earnings	8.3	37.4	46.0	351.5%
Total Shareholders’ Equity	$279.7	$421.8	$419.8	50.8%
Total Liabilities and Shareholders’ Equity	$511.3	$926.7	$1,097.8	81.2%

Source: Company filings and management projections.

D SELECTED CASTLEPOINT INFORMATION

CastlePoint Executives and Directors

EXECUTIVES

NAME	AGE	POSITION
Michael H. Lee	50	Chairman & CEO of CastlePoint Holdings; CEO & Director of CastlePoint Mgmt. And CastlePoint Insurance Co.
Gregory T. Doyle	47	President & Director of CastlePoint Holdings, CastlePoint Mgmt. and CastlePoint Insurance; Director of CastlePoint Re
Joel S. Weiner	58	CFO, Senior VP & Director of CastlePoint Re, CastlePoint Mgmt. and CastlePoint Insurance Co.
Richard M. Barrow	54	Senior VP & Chief Accounting Officer of CastlePoint Holdings, CastlePoint Re, CastlePoint Mgmt. and CastlePoint Insurance Co.; Director of CastlePoint Mgmt. and CastlePoint Insurance Co.
Joseph P. Beitz	51	President & Director of CastlePoint Re; Director of CastlePoint Insurance Co.

BOARD OF DIRECTORS

NAME	POSITION	AGE	TENURE	AFFILIATIONS
Michael H. Lee	Chairman & CEO	50	2006	Tower Group, Inc.
Gregory T. Doyle	President & Director	47	2006	Tower Group, Inc.; BMS Vision Re, Presidential Re, Guy Carpenter & Co.; American Re
William A. Robbie	Director	57	2006	Platinum Underwriters; St. Paul Re; XL Capital; Prudential; Continental Insurance Cos.
Robert S. Smith	Director	49	2006	Sherier Capital; Friedman, Billings, Ramsey; McGuire Woods LLP; Asset Capital Corp.
Jan Reid Van Gorder	Director	60	2007	Erie Insurance Group; Insurance Federation of Pennsylvania

Source: Company filings.